UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 29, 2017
PACIRA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054
(Address and Zip Code of Principal Executive Offices)

(973) 254-3560
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities
On June 29, 2017, Pacira Pharmaceuticals, Inc. (the “Company”) determined to discontinue all future production of DepoCyt® (U.S. and Canada) and DepoCyte® (European Union) due to persistent technical issues specific to the DepoCyt(e) manufacturing process. This decision does not affect any product that has already been distributed to customers or administered to patients. In the second quarter of 2017, the Company expects to record a charge of approximately $5.0 million related to the discontinuation of its DepoCyt(e) manufacturing activities, of which approximately $2.5 million relates to the write-off of certain assets, $2.0 million relates to the remaining lease costs less an estimate of potential sub-lease income for the facility where DepoCyt(e) is manufactured, and $0.5 million relates to employee severance and other exit costs. The Company expects that $3.3 million of the total charge will be paid in cash. DepoCyt(e) accounted for approximately 2.5% of the Company’s total revenues in 2016.
Item 2.06.     Material Impairments
The information set forth in Item 2.05 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA PHARMACEUTICALS, INC. (REGISTRANT)

Dated:	June 29, 2017	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer,
General Counsel and Secretary